UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 27, 2015

CRANE CO.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-1657	13-1952290
(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Stamford, CT	6,902
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 363-7300
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 - Amendment of a Material Definitive Agreement
On May 27, 2015, Crane Co. (the "Company"), the Banks party thereto and JPMorgan Chase Bank, N.A. as administrative agent, entered into an amendment ("Amendment No. 2") to the Company’s five-year, $500 million Second Amended and Restated Credit Agreement. Amendment No. 2, among other things, (i) extends the maturity date under the Second Amended and Restated Credit Agreement to May 27, 2020 and (ii) amends the applicable margin on the revolving loans made pursuant to the Second Amended and Restated Credit Agreement. Following the effectiveness of Amendment No. 2, the applicable margin on the revolving loans is equal to a range based on the Company’s senior, unsecured, long-term debt rating between (a) 0.0% and 0.25% for base rate loans and (b) 0.795% and 1.50% for LIBOR loans.

The foregoing is only a summary of the terms and conditions of Amendment No. 2, and is qualified in its entirety by reference to the full text of Amendment No. 2 attached to this Current Report as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(a)	None

(b)	None

(c)	None

(d)	Exhibits

10.1	Amendment No. 2, dated as of May 27, 2015 to Second Amended and Restated Credit Agreement, dated as of May 18, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRANE CO.

Dated: May 27, 2015

	By:	/s/ Richard A. Maue
	Name:	Richard A. Maue
	Title:	Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 2, dated as of May 27, 2015 to Second Amended and Restated Credit Agreement, dated as of May 18, 2012